Exhibit 4.5
REPLIDYNE, INC.
FOURTH AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
     THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of August 17, 2005, by and among REPLIDYNE, INC., a Delaware corporation (the “Corporation”), those original stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Original Stockholders”), those stockholders of the Corporation listed on Schedule 2 hereto (hereinafter referred to collectively as the “Investors”), those certain stockholders of the Corporation that shall from time-to-time become party to this Agreement effective as of the date indicated on the counterpart signature page hereto (together with the Original Stockholders and Investors, the “Holders”) and the holders of the Warrants listed on Schedule 3 hereto (the “Warrant Holders”).
W I T N E S S E T H:
     Whereas, the Corporation has agreed to issue shares of its Series D Preferred Stock to certain investors pursuant to the Series D Preferred Stock Purchase Agreement (the “Series D Stock Purchase Agreement”) of even date herewith (the “Financing”);
     Whereas, the obligations in the Series D Stock Purchase Agreement are conditioned upon the execution and delivery of this Agreement;
     Whereas, the Corporation and the certain of the Investors entered into the Convertible Preferred Stock Purchase Agreement, dated February 20, 2002 (the “Series A Stock Purchase Agreement”), in connection with which the Corporation agreed to sell to such Investors shares of its Series A Preferred Stock and the Corporation desired to grant to such Investors certain registration and other rights with respect to such shares;
     Whereas, as a condition to entering into the Series A Stock Purchase Agreement, the Original Stockholders agreed to certain restrictions on their rights to dispose of their shares of Common Stock of the Corporation set forth in that certain Stockholders Agreement, dated February 20, 2002 (the “Original Stockholders Agreement”);
     Whereas, in connection with an equipment lease transaction between the Corporation and the Warrant Holders, the Original Stockholders Agreement was amended pursuant to that certain First Amendment to Stockholders’ Agreement, dated July 31, 2002;
     Whereas, the Original Stockholders Agreement was amended and restated pursuant to the Amended and Restated Stockholders Agreement, dated February 1, 2003 (the “Restated Stockholders Agreement”), pursuant to which the parties thereto accepted certain rights and covenants relating to the Offered Securities (as defined below) and the right to dispose of shares of Offered Securities acquired prior to or after the execution of this Agreement by the parties thereto;
     Whereas, in connection with the issuance by the Corporation of shares of its Series B Preferred Stock to GSK (as defined herein) pursuant to the Asset Sale and Purchase and

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Licensing Agreement (the “Asset Purchase Agreement”) dated June 4, 2003 and the Series B Preferred Stock Purchase Agreement (the “Series B Stock Purchase Agreement”) dated June 4, 2003, the Restated Stockholders Agreement was amended and restated pursuant to the Second Amended and Restated Stockholders Agreement, dated June 4, 2003 (the “Second Restated Stockholders Agreement”);
     Whereas, in connection with the issuance by the Corporation of shares of its Series C Preferred Stock pursuant to the Series C Preferred Stock Purchase Agreement (the “Series C Stock Purchase Agreement”) dated April 28, 2004, the Second Restated Stockholders Agreement was amended and restated pursuant to the Third Amended and Restated Stockholders Agreement, dated April 28, 2004 (the “Third Restated Stockholders Agreement”);
     Whereas, the parties to the Third Restated Stockholders Agreement (the “Prior Investors”) desire to terminate the Third Restated Stockholders Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Third Restated Stockholders Agreement; and
     Whereas, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights to the Investors as set forth below.
     Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:
ARTICLE 1
DEFINITIONS
     As used herein, the following terms shall have the following respective meanings:
          (a) Agreement shall have the meaning set forth in the preamble hereto.
          (b) Approved Plan shall mean any written agreement, plan or arrangement, including the 2001 Long-Term Incentive Plan of the Corporation, as may be amended from time to time pursuant to the terms of this Agreement and in compliance with the terms of such plan or arrangement (the “Current Incentive Plan”), to purchase, or rights to subscribe for, stock options, Common Stock or any other equity securities of the Corporation, that has been approved in form and in substance by the holders of a majority of the combined voting power of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, held by the Investors, calculated in accordance with Section A.5(a) of Article III of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders), and which, as a condition precedent to the issuance of stock options, Common Stock, or any other equity security, provides for the vesting of stock options, Common Stock or any other equity security and/or subjects such stock options, shares or securities to restrictions on transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Current Incentive Plan and all such agreements, plans and

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arrangements shall not exceed 12,910,000 shares, as such number may be increased only with the approval of the holders of a majority of the combined voting power of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, held by the Investors, calculated in accordance with Section A.5(a) of Article III of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders) and subject to adjustment as required to comply with any anti-dilution rights set forth in the Current Incentive Plan and any such agreement, plan or arrangement.
          (c) Asset Purchase Agreement shall mean the Asset Purchase Agreement, dated June 4, 2003, between the Corporation and GSK.
          (d) Board shall mean the Board of Directors of the Corporation.
          (e) Budget shall have the meaning set forth in Section 2.8 hereof.
          (f) Certificate shall mean the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of Delaware on August 17, 2005, as may be amended from time to time.
          (g) Claim shall have the meaning set forth in Section 7.1 hereof.
          (h) Commission shall mean the U.S. Securities and Exchange Commission.
          (i) Common Stock shall mean the Common Stock, par value $.01 per share, of the Corporation.
          (j) Corporation shall have the meaning set forth in the preamble hereto.
          (k) Designating Party shall have the meaning set forth in Section 5.4 hereof.
          (l) Domestic Partner shall mean an adult of the same or opposite sex with whom another adult has an intimate relationship in which the adults (1) reside together or share the same permanent address for a period of at least 12 consecutive months, (2) each share responsibility and contribute, in equal or unequal amounts, to providing food, shelter, other expenses and other non-financial aspects of the relationship, (3) each have the current intent to remain in the relationship indefinitely, (4) are not married to any other person, (5) are not related by blood closer than law would prohibit in legal marriage in the state of residence, and (6) each do not have a different Domestic Partner.
          (m) Duquesne shall mean Juggernaut Fund, L.P., a Delaware limited partnership, Steeler Fund, Ltd., a corporation organized under the laws of the Cayman Islands, and Iron City Fund, Ltd., a corporation organized under the laws of the Cayman Islands, collectively, including any successor thereto or any permissible assignee of the interest, in whole or in part, of any of such entities under this Agreement.
          (n) Environmental Laws shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or

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otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened release or release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term “Environmental Laws” shall specifically include the following federal and state laws, as amended:
FEDERAL
     Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.;
     Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.;
     Clean Water Act, 33 U.S.C. 1251 et seq.; and
     Clean Air Act, 42 U.S.C. 7401 et seq.
STATE
COLORADO ENVIRONMENTAL STATUTES
     Colorado Hazardous Waste Sites Act, Colo. Rev. Stat. § 25-16-101 et seq.;
     Colorado Hazardous Waste Act, Colo. Rev. Stat. § 25-15-101 et seq.;
     Colorado Water Quality Control Act, Colo. Rev. Stat. § 25-8-101 et seq.; and
     Colorado Air Pollution Prevention and Control Act, Colo. Rev. Stat. § 25-7-101 et seq.
          (o) Equity Percentage shall mean, as to any Investor, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Investor bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors. For purposes solely of the computation set forth in clauses (a) and (b) above and the rights of oversubscription as set forth in Article 2 and Article 6, all issued and outstanding equity securities held by the Investors that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.
          (p) Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
          (q) Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

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          (r) Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.
          (s) Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.
          (t) Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.
          (u) Excluded Forms shall have the meaning given such term in Section 3.5 hereof.
          (v) Excluded Securities shall mean, collectively:
               (i) the Reserved Shares;
               (ii) stock options issued or issuable to officers, directors or employees of, or consultants or independent contractors to, the Corporation, pursuant to an Approved Plan;
               (iii) Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;
               (iv) Common Stock issued or issuable pursuant to the acquisition of another corporation or other entity (or its assets) by the Corporation by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, provided that such issuance is approved by the Board and the holders of shares representing a majority of the voting power of the Preferred Stock then outstanding (the “Acquisition Stockholder Vote”), provided, that, the Acquisition Stockholder Vote shall not be required if the aggregate of any such shares issued or issuable pursuant to this subsection (iv) does not exceed three percent (3%) of the Corporation’s shares, calculated on a fully-diluted basis after giving effect to such issuance;
               (v) Common Stock issued or issuable to banks, lenders, landlords or equipment lessors, provided that each such issuance is approved by the Board and the aggregate of any such shares issued or issuable pursuant to this subsection (v) does not exceed one percent (1%) of the Corporation’s shares, calculated on a fully-diluted basis after giving effect to such issuance;
               (vi) Common Stock issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board and the holders of shares representing a majority of the voting power of the Preferred Stock then outstanding (the “Strategic Stockholder Vote”), provided, that, the Strategic Stockholder Vote shall not be required if the aggregate of any such shares issued or issuable pursuant to this subsection (vi) does not exceed three percent (3%) of the Corporation’s shares, calculated on a fully-diluted basis after giving effect to such issuance;

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               (vii) Securities issued to GSK pursuant to the Series B Stock Purchase Agreement or the Asset Purchase Agreement;
               (viii) shares of Series D Preferred Stock (and the Common Stock issuable upon the conversion thereof) issued pursuant to the Series D Stock Purchase Agreement.
          (w) Family of an individual shall mean only that individual’s spouse, Domestic Partner and lineal descendants (including by adoption).
          (x) Founder shall have the meaning set forth in Section 5.1(c) hereof.
          (y) Fourth Restated Stockholders Agreement shall have the meaning set forth in the recitals hereto.
          (z) Group shall mean: (i) as to an Investor that is a corporation: any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or controlling, controlled by or under common control with one or more of the controlling stockholders of such Investor and any predecessor or successor thereto, (ii) as to an Investor that is a partnership, limited liability company or other entity, any current or former partner, member or manager, any current or former partner, member or manager of a partnership, limited liability company or other entity that serves as a general partner or manager of such entity, or any and all of the venture capital or private equity limited partnerships or corporations now existing or hereafter formed that are affiliated with or controlling, controlled by or under common control with such Investor and any predecessor or successor thereto, (iii) in the case of HCV, the HCV Group, (iv) in the case of any MDS Entity, any other MDS Entity, and (v) as to any Investor, any other Investor.
          (aa) GSK shall mean SmithKline Beecham plc, an English corporation whose registered office is at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, a wholly owned subsidiary of GlaxoSmithKline plc.
          (bb) Hazardous Materials shall include, without limitation, any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or other similar materials regulated by Environmental Laws.
          (cc) HCV Group shall mean (i) HCV VI; (ii) HCV VIII, (iii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VI or HCV VIII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VI or HCV VIII or any other HCV Fund; and (iv) any successors or permissible assigns of any of the foregoing.
          (dd) HCV VI shall mean HealthCare Ventures VI, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of HCV VI under this Agreement.

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               HCV VIII shall mean HealthCare Ventures VIII, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of HCV VIII under this Agreement.
               HCV shall mean HCV VI and HCV VIII collectively.
          (ee) HealthCare Investment Partners shall mean HealthCare Investment Partners, including any successor thereto or any permissible assignee of the interest, in who or in part, of HealthCare Investment Partners under this Agreement.
          (ff) Holders shall have the meaning set forth in the preamble hereto and, in the interest of clarity, shall not include the use of the term without capitalization.
          (gg) Indemnitees shall have the meaning set forth in Section 7.1 hereof.
          (hh) Investors shall have the meaning set forth in the preamble hereto, severally, but not jointly and severally.
          (ii) Major Investors shall have the meaning set forth in Section 2.6.
          (jj) MDS Entity shall mean any corporation, trust, partnership, limited liability corporation or partnership or other form of business entity which is an investment fund to which MDS Capital Corp., a corporation existing under the laws of the province of Ontario, or any of its affiliates provides services and also means MDS Capital Corp. and its affiliates and “MDS Entities” means all of them.
          (kk) Morgenthaler shall mean Morgenthaler Partners, VII, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of Morgenthaler under this Agreement.
          (ll) Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.
          (mm) Och-Ziff shall mean Och-Ziff Capital Management, including any successor thereto or any permissible assignee of the interest, in whole or in part, of Och-Ziff under this Agreement.
          (nn) Offer shall have the meaning set forth in Section 2.3(b) hereof.
          (oo) Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, in the interest of clarity, specifically including Option Shares or other securities issued upon the exercise or conversion of stock options or other derivative or convertible securities of the Corporation, (ii) any debt security or capitalized lease with any equity feature with respect to the Corporation, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

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          (pp) Option Shares shall mean 12,910,000 shares of Common Stock which have been duly reserved for issuance upon the exercise of the options granted under an Approved Plan.
          (qq) Original Stockholders shall have the meaning set forth in the preamble hereto.
          (rr) Original Stockholders Agreement shall have the meaning set forth in the recitals hereto.
          (ss) Other Shares shall have the meaning set forth in Section 3.5(e) hereof.
          (tt) Outstanding Equity Securities shall mean the outstanding Common Stock, the Common Stock issued or issuable upon the conversion of the outstanding Preferred Stock, and any other outstanding securities of the Corporation which are convertible into or exercisable for shares of Common Stock (including, without limitation, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities).
          (uu) Preferred Stock shall mean all series of the Preferred Stock, par value $.01 per share, of the Corporation.
          (vv) Prior Stockholders Agreement shall have the meaning set forth in the preamble hereto.
          (ww) Prior Agreements shall have the meaning set forth in Article 11 hereof.
          (xx) Property shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities.
          (yy) Proposed Sale shall have the meaning set forth in Section 6.3(a) hereof.
          (zz) Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.
          (aaa) Reserved Shares shall mean the shares of Common Stock reserved by the Corporation for issuance upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.
          (bbb) Restated Stockholders Agreement shall have the meaning set forth in the recitals hereto.

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          (ccc) Restricted Securities shall mean (i) any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and (iii) any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of Convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.
          (ddd) Restricted Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Restricted Securities or otherwise constituting a portion of the Restricted Securities.
          (eee) Second Restated Stockholders Agreement shall have the meaning set forth in the recitals hereto.
          (fff) Securities Act shall mean the Securities Act of 1933, as amended.
          (ggg) Seller shall have the meaning set forth in Section 6.3(a) hereof.
          (hhh) Sequel shall mean Sequel Limited Partnership III, a Delaware limited partnership, and Sequel Entrepreneurs’ Fund III, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of Sequel under this Agreement.
          (iii) Series A Investors shall mean the Investors who hold shares of Series A Preferred Stock.
          (jjj) Series A Preferred Shares shall mean shares of Series A Preferred Stock held by the Investors; provided, however, that for purposes of Sections 3.4 through 3.11, inclusive, only, Series A Preferred Shares shall include, in addition to shares of Series A Preferred Stock held by the Investors, shares of Series A Preferred Stock issued or issuable upon exercise of the Warrants.
          (kkk) Series A Preferred Stock shall mean Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.
          (lll) Series A Stock Purchase Agreement shall have the meaning set forth in the recitals hereto.
          (mmm) Series B Investors shall mean the Investor(s) who hold(s) shares of Series B Preferred Stock.

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          (nnn) Series B Preferred Stock shall mean Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation.
          (ooo) Series B Stock Purchase Agreement shall have the meaning set forth in the recitals hereto.
          (ppp) Series C Investors shall mean the Investors who hold shares of Series C Preferred Stock.
          (qqq) Series C Preferred Stock shall mean Series C Convertible Preferred Stock, par value $.01 per share, of the Corporation.
          (rrr) Series C Stock Purchase Agreement shall have the meaning set forth in the recitals hereto.
          (sss) Series D Investors shall mean the Investors who hold shares of Series D Preferred Stock.
          (ttt) Series D Preferred Stock shall mean Series D Convertible Preferred Stock, par value $.01 per share, of the Corporation.
          (uuu) Series D Stock Purchase Agreement shall have the meaning set forth in the recitals hereto.
          (vvv) Stock Restriction Agreement shall have the meaning set forth in Article 20 hereof.
          (www) Stockholders shall mean all holders of capital stock of the Corporation.
          (xxx) Target Month shall have the meaning set forth in Section 2.7(a) hereof.
          (yyy) Third Restated Stockholders Agreement shall have the meaning set forth in the recitals hereto.
          (zzz) 30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.
          (aaaa) TPGV shall mean TPG Ventures, L.P., a Delaware limited partnership, and TPG Biotechnology Partners, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of TPGV under this Agreement, acting jointly where applicable.
          (bbbb) Transfer shall mean any actual or proposed disposition of all or a portion of an interest (legal, equitable, record or beneficial) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, put, transfer, conveyance, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law (including, without limitation, the laws of bankruptcy, insolvency, marital dissolution, intestacy, descent and distribution and succession), distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal.

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          (cccc) Transfer Notice shall have the meaning set forth in Section 6.3(a) hereof.
          (dddd) Transfer Stock shall have the meaning set forth in Section 6.3(a) hereof.
          (eeee) Warrant Holders shall have the meaning set forth in the preamble hereto.
          (ffff) Warrants shall mean those certain warrants to purchase Series A Preferred Stock held by GATX Ventures, Inc. and TBCC Funding Trust II, dated July 31, 2002, and their permitted successors and assigns.
ARTICLE 2
CERTAIN COVENANTS OF THE CORPORATION
     The following covenants of the Corporation are made by the Corporation to, and for the sole benefit of, the Investors.
     2.1 Meetings of the Board of Directors.
          (a) The Corporation shall call, and use commercially reasonable efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.
          (b) The TPGV Director and the HCV Director, in each case as defined in Section 5.1 hereof, shall be members of the Compensation Committee of the Board, and the Compensation Committee shall consist of not more than three (3) members.
          (c) The Corporation shall form a Pharmaceutical Development Committee and the TPGV Director and the HCV Director shall be members of the Pharmaceutical Development Committee.
          (d) The Company shall allow one representative designated by (i) TPGV (in addition to any designee of such party to the Board), (ii) MDS Entities who are holders of Preferred Stock, (iii) Och-Ziff, (iv) Duquesne, (v) HealthCare Investment Partners, and (vi) each of HCV, Sequel and Morgenthaler at such time as HCV, Sequel or Morgenthaler, respectively, ceases to have a designee on the Board, to attend all meetings of the Board in a nonvoting capacity, and in connection therewith, the Company shall give such representatives copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board; provided, however, that the Company reserves the right to exclude any such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

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     2.2 Reservation of Shares of Common Stock and Preferred Stock, Etc. The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Stock. The issuance of the Common Stock issuable upon the conversion of the Preferred Stock shall not be subject to a preemptive right of any other Stockholder.
     2.3 Pre-emptive Rights.
          (a) Except pursuant to an Approved Plan, the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities unless in each case the Corporation shall have first offered to sell to the Major Investors (as defined in Section 2.6) all of such Offered Securities on the terms set forth herein. Each Major Investor shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each Major Investor may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “Investors” for the purpose of applying this Section 2.3 to such Offer.
          (b) The Corporation shall deliver to each Major Investor written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 15 days from the date of its delivery to such Investor (the “15-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).
          (c) Each Major Investor shall evidence its intention to accept the Offer by delivering a written notice signed by the Major Investor setting forth the number of shares that the Investor elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 15-Day Period. The failure by a Major Investor to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.
          (d) If any Major Investor fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other Investors in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of any Major Investor’s intention not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) days after the expiration of the 15-Day Period. The Major Investors who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such Investor (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) day period during which (i) the Corporation must give the Excess Securities Notice to the other Investors, and (ii) each of the other Major Investors must give the Corporation notice of its intention to purchase all or any portion of its pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

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          (e) If the Major Investors tender their Notice of Acceptance prior to the end of the 15-Day Period indicating their intention to purchase all of the Offered Securities or, if prior to the termination of the Excess Securities Period, the Major Investors tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the Major Investors, each Major Investor shall (i) purchase from the Corporation that portion of the Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Major Investors, the Corporation shall provide each such Major Investor with the rights and benefits set forth in this Agreement. The obligation of the Major Investors to purchase such Offered Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Major Investor and the Major Investor’s counsel.
          (f) The Corporation shall have ninety (90) days from the expiration of the 15-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the Investors (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each Major Investor shall (i) purchase from the Corporation those Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities (including the Excess Securities) substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Major Investors, the Corporation shall provide each such Major Investor with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to the extent such purchaser has not already executed this Agreement (or such agreement which amends and restates this Agreement in connection with the offer and sale of the Offered Securities), to have each and every such person execute and deliver a counterpart signature page to this Agreement (or such agreement which amends and restates this Agreement in connection with the offer and sale of the Offered Securities) whereby such purchaser shall become a Holder hereunder. The obligation of the Major Investor to purchase such Offered Securities (including the Excess Securities) is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Major Investor and the Major Investor’s counsel.
          (g) In each case, any Offered Securities not purchased either by the Major Investors or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the Major Investors under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

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          (h) Each Major Investor may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such Major Investor.
          (i) Each Major Investor may assign its rights under this Section 2.3 to any of the persons or entities within its Group.
     2.4 Negative Covenants.
          (a) Required Approvals of Preferred Stockholders or Board. The Corporation shall not, directly or indirectly, take any of the actions specified in Article III, Section A.5(c) of the Certificate without the prior written consent or vote of the holders of shares representing a majority of the Preferred Stock then outstanding voting together as a single class, each determined in accordance with Section A.5(a) of the Certificate. In addition, the Corporation shall not, directly or indirectly, take any of the actions specified in Article 5, Section A.2 of the Certificate without the written approval of the Board.
          (b) Stock and Option Agreements. Without the prior written consent or vote of the holders of shares representing a majority of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding voting together as a single class, each determined in accordance with Section A.5(a) of Article III of the Certificate, the Corporation shall not issue any shares of Common Stock or options, warrants or other rights to acquire Common Stock or other securities of the Corporation to any employee, officer, director, consultant, independent contractor or other person or entity except for (i) Excluded Securities or (ii) pursuant to an Approved Plan.
          (c) Registration Rights. The Corporation shall not hereafter grant to any persons any rights to register or qualify stock of the Corporation under federal or state securities laws, unless it shall have first obtained the written consent of (i) the holders of shares representing a majority of the Series D Preferred Stock, if such registration or qualification rights would adversely affect the registration or qualification rights of the holders of Series D Preferred Stock as set forth in this Agreement and (ii) the holders of shares representing a majority of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding voting together as a single class, each determined in accordance with Section A.5(a) of Article III of the Certificate.
          (d) Stock Vesting. Unless otherwise approved by the Board or the Compensation Committee of the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to the Company’s standard vesting schedule, as may be approved by the Compensation Committee from time to time.
     2.5 Filing of Reports Under the Exchange Act.
          (a) The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of

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such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Investors to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of a majority in interest of the holders of Preferred Stock of the Corporation, the Corporation shall, at any time after the Corporation has registered any shares of Common Stock under the Securities Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation then held by the holders of Series A Preferred Shares, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Investors, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.
          (b) If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Securities by any holder of Restricted Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Restricted Securities in supplying such information as may be necessary for such holder of Restricted Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Restricted Securities by any holder of Restricted Securities.
     2.6 Access to Records. So long as a holder of Preferred Stock continues to hold at least ten percent (10%) of the shares of Preferred Stock that such holder originally acquired or Common Stock issued upon conversion of Preferred Stock, and this amount is greater than 500,000 shares ( as adjusted) (a “Major Investor” or, collectively, the “Major Investors”), the Corporation shall afford to each Major Investor and such Investor’s employees, counsel and other authorized representatives, free and full access, at all reasonable times and for reasonable periods of time, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation. All shares of capital stock held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     2.7 Financial Reports. Until such time that the Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, except with respect to the obligation set forth in Section 2.7(e)(i) hereunder which shall survive such time, the Corporation shall furnish each of the Major Investors with the financial information described below:

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          (a) Within 30 days after the last day of each month (the “Target Month”) (or such other calendar period as is approved by the Board), financial statements, including a balance sheet as of the last date of such Target Month, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the current year to the last day of such month, which statements shall be prepared from the books and records of the Corporation, a cash flow analysis, together with cumulative cash flow analyses from the first day of the current year to the last day of such month, and a comparison between the actual monthly operating expenses and the projected figures for such month and the comparable figures for the prior year, subject to the provisions of Section 2.9 hereof.
          (b) Upon receipt of a request from any of the Major Investors prior to the end of a quarterly accounting period, the Corporation shall deliver to each of the Major Investors, within 45 days after the end of such quarterly accounting period, unaudited financial statements for such quarterly accounting period, certified by the Chief Financial Officer or the Treasurer of the Corporation, as presenting fairly the financial condition and results of operations of the Corporation and as having been prepared on a basis consistent with the accounting principles reflected in the Corporation’s annual audited financial statements, accompanied by a report, signed by the Chief Financial Officer or the Treasurer of the Corporation, summarizing the operating and financial highlights of the Corporation for such quarterly accounting period, which report shall include (a) a comparison between the actual quarterly operating and financial results, the Budget (as defined in Section 2.8 hereof) and the results of the similar quarterly accounting period for the prior fiscal year of the Corporation, together with an explanation of material variances from the Budget and such similar quarterly accounting period, as the case may be, and (b) a narrative analysis of operations and trends in the business of the Corporation during such quarterly accounting period.
          (c) Within 90 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include an income statement and a statement of cash flow for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report of such independent certified public accountants as shall have been approved by the Board.
          (d) If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then the financial statements delivered for such period pursuant to paragraphs (a), (b) and (c) of this Section 2.7 shall be the consolidated and consolidating financial statements of the Corporation for all such consolidated subsidiaries.
          (e) Promptly upon becoming available:
               (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange or self-regulatory organization; and

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               (ii) any other financial or other information available to management of the Corporation that any of the Major Investors shall have reasonably requested on a timely basis.
     2.8 Budget and Operating Forecast. The Corporation shall prepare and submit to the Board and each of the Major Investors an operating plan with monthly and quarterly breakdowns (the “Budget”) for each fiscal year at least 45 days prior to the beginning of each fiscal year of the Corporation. The Budget shall be deemed accepted as the Budget for such fiscal year only when it has been approved by the Board. The Budget shall be reviewed by the Corporation periodically and all changes therein, and all material deviations therefrom, shall be reviewed by the Board on at least a quarterly basis.
     2.9 System of Accounting. The Corporation shall maintain, and cause each of its subsidiaries, when and if any shall exist, to maintain, its books of accounts, related records and system of accounting in accordance with good business practices and generally accepted accounting principles, and shall cause the matters contained therein to be appropriately and accurately reflected in the financial reports (which shall be prepared in accordance with generally accepted accounting principles) furnished pursuant to this Agreement.
     2.10 Restriction on Transfer Rights; Confidentiality. The rights granted to each of the Major Investors pursuant to Sections 2.6 through 2.8 hereof shall not be transferred or assigned by any Major Investor to, and shall not inure to the benefit of, any successor, transferee or assignee of any Major Investor, which is engaged in any business directly competitive with the Corporation. In addition to the foregoing obligations, the Corporation and GSK have entered into a separate letter agreement which imposes additional confidentiality obligations on the parties.
     2.11 Confidentiality Agreements for Key Employees. The Corporation shall cause each person who is presently an employee of or a consultant or independent contractor to the Corporation or who becomes an employee of or a consultant to the Corporation subsequent to the date hereof to execute a confidentiality agreement in a form approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.
     2.12 Stockholders Agreement for Directors, Officers, Employees, Consultants and Others Who Are or Shall Become Stockholders. The Corporation shall cause each of its directors, officers, employees, consultants and independent contractors who are Stockholders, and any other Stockholders, to execute a counterpart signature page to this Agreement pursuant to which such holder shall become a Holder hereunder and the subject securities shall become subject to the terms and conditions of this Agreement, prior and as a condition precedent to the acquisition of any Offered Securities.
     2.13 Marketing and Promotional Material. Each of the Investors will have the right to review and approve, in advance of publication, distribution or dissemination, any reference to such Investor or any entity affiliated with such Investor (other than the Corporation), contained in any document, instrument, report or filing or in any advertising, marketing, promotional and similar materials. If not approved or rejected by each of the Investors so identified within ten (10) business days after delivery of such document, instrument, report or filing to such Investor, such document, instrument, report or filing shall be deemed approved.

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     2.14 Environmental Matters. The Corporation shall promptly advise the Investors in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting the Property of which it has knowledge. The Corporation shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon the Property or elsewhere (including, but not limited to, underground injection of such substances), and the Corporation shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws, except in compliance with the Environmental Laws. The Stockholders of the Corporation shall have no control over, or authority with respect to, the waste disposal operations of the Corporation. The Corporation hereby indemnifies, defends and holds harmless the Investors from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys’ fees) directly or indirectly arising out of or attributable to (a) any misrepresentation or breach of the representations and covenants set forth in Section 5.18 of the Series A Stock Purchase Agreement, Section 3.17 of the Series B Stock Purchase Agreement or Section 3.17 of the Series C Stock Purchase Agreement, or (b) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Property by any person during the period that the Corporation was the legal or equitable owner of the Property or which occurred prior to such time and was otherwise actually known by, or should have been known by, the Corporation. The obligation of the Corporation to indemnify the Investors shall specifically cover and include, without limitation, all fines and penalties imposed by federal, state or local authorities, costs of removing or neutralizing the Hazardous Materials, injury to the property adjoining the Property, injury to persons living or working on or about the Property or adjoining or otherwise affecting property, and all other indirect or consequential damages incurred by the Investors.
     2.15 Key Man Insurance. The Corporation will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million ($1,000,000) dollars on the lives of such employees as deemed necessary by the Board, naming the Corporation as beneficiary.
     2.16 Director and Officer Insurance. The Corporation will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance in the amount of at least $5,000,000 and otherwise acceptable to the Investors for each of its directors and officers.
     2.17 Termination. The rights described in Sections 2.1, 2.3, 2.4, 2.8, 2.12, 2.14, and 2.15 shall expire and terminate upon the earlier to occur of (i) the effective date of the registration statement pertaining to an Initial Public Offering or (ii) the completion of an Event of Sale (as defined in the Certificate).

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ARTICLE 3
TRANSFER AND REGISTRATION OF RESTRICTED SECURITIES
     3.1 Restriction on Transfer. The Restricted Securities shall not be transferable, except upon the conditions specified in this Article 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.
     3.2 Restrictive Legend. Each certificate evidencing any Restricted Securities and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Securities shall (unless otherwise permitted by the provisions of Section 3.3 or 3.11 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG REPLIDYNE, INC. AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF REPLIDYNE, INC.
     3.3 Notice of Transfer. By acceptance of any Restricted Securities, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Securities, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel, such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable State securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by

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the holder of such Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3 and 3.11 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Securities that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3 and 3.11 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in such opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Securities shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Securities shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Securities in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Securities shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.
     3.4 Required Registration.
          (a) At any time following the date that is the earlier of (i) August 17, 2007 and (ii) twelve months following the closing of a Qualified Public Offering (as defined under the Certificate), if the Corporation shall be requested (i) by holders of at least 50% of the outstanding Restricted Securities (based on the underlying Common Stock for which the Restricted Securities are convertible or exercisable) to effect the registration under the Securities Act of Restricted

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Shares, or (ii) after the first registration pursuant to this Section 3.4, by one or more of the holders of Restricted Securities, to effect the registration under the Securities Act of Restricted Shares, then the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such holders of Restricted Securities and in any response received from any of the holders of Restricted Securities within 30 days after the giving of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:
               (i) The Corporation shall not be obligated to file and cause to become effective more than two (2) registration statements in which Restricted Shares are registered under the Securities Act pursuant to this Section 3.4(a), if all of the Restricted Shares offered pursuant to such registration statements are sold thereunder upon the price and terms offered.
               (ii) Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 3.4(a) any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares requested by the holders of Restricted Shares requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3.5; and provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the holders of Restricted Securities requesting such registration, the ability of the holders of Restricted Securities requesting such registration to market the entire number of Restricted Shares requested by them.
          (b) At any time following the date that is the earlier of (i) August 17, 2007 and (ii) twelve months following the closing of a Qualified Public Offering (as defined under the Certificate), if the Corporation shall be requested by holders of at least 50% of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock (“Series D Restricted Shares”) to effect the registration under the Securities Act of Restricted Shares, then the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such holders of Restricted Securities (a “Series D Demand Registration”); provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:
               (i) The Corporation shall not be obligated to file and cause to become effective more than two (2) registration statements pursuant to this Section 3.4(b), if all of the Series D Restricted Shares offered pursuant to such registration statements are sold thereunder upon the price and terms offered.

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               (ii) Notwithstanding any other provision of this Section 3.4 or Section 3.6, if the underwriter advises the Corporation that marketing factors require a limitation of the number of securities to be underwritten (including Restricted Securities) then the Corporation shall so advise all holders of Restricted Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated first to holders of the Series D Preferred Stock, then to the other holders of such Restricted Securities on a pro rata basis based on the number of Restricted Securities held by all such Holders, and thereafter to any other stockholders of the Corporation.
     3.5 Piggyback Registration.
          (a) Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, which shall offer such holders the right to request inclusion of any Restricted Shares in the proposed registration.
          (b) Each holder of Restricted Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Restricted Shares such holder intends to sell and the holder’s intended method of disposition.
          (c) In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Restricted Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.
          (d) Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Restricted Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.
          (e) Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Restricted Securities (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and (B) one-half (1/2) by the Restricted Securities proposed to be included in such registration by the holders thereof, on a pro rata basis, based

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upon the number of Restricted Shares sought to be registered by each such holder. In the case of an initial public offering, the Corporation may limit, to the extent so advised by the representative of the underwriters, the amount of securities (including Restricted Securities) to be included in the registration by the Corporation’s stockholders (including the Holders), or may exclude, to the extent so advised by the representative of the underwriters, such underwritten securities entirely from such registration (provided that in such event no other holder of registration rights is entitled to registration of securities in such offering in preference to the Holders). If such registration is the second or any subsequent Corporation-initiated registered offering of the Corporation’s securities to the general public, the Corporation may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Corporation’s Stockholders (including the Holders); provided, however, that the aggregate value of the Restricted Securities to be included in such registration by the Corporation’s Stockholders (including the Holders) may not be so reduced to less than thirty percent (30%) of the total value of all securities included in such registration (provided that in such event no other holder of registration rights is entitled to registration of securities in such offering in preference to the Holders). The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 180 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering; provided that all officers and directors of the Corporation and holders of at least one percent (1%) of the Corporation’s voting securities enter into similar agreements.
     3.6 Registrations on Form S-2 and S-3. At such time as the Corporation shall have qualified for the use of Form S-2 or Form S-3 (or any successor form promulgated under the Securities Act), each holder of Restricted Securities shall have the right to request in writing three (3) registrations (but not more than two (2) annually) on Form S-2 or Form S-3. Each such request by a holder shall: (a) specify the number of Restricted Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Restricted Shares, and (c) request registration of Restricted Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of a request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-2 or Form S-3.
     3.7 Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provision of this Article 3 to use its best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:
          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof; provided, however, that, with respect to the registration rights set forth in Section 3.4, the Corporation shall have the right to delay such registration for two periods not in excess of ninety (90) days each in any twelve (12) month period.

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          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby or (ii) nine months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;
          (c) furnish to each holder whose Restricted Shares are being registered pursuant to this Article 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;
          (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Article 3 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;
          (e) at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Restricted Shares are being registered pursuant to this Article 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (f) if the Corporation has delivered preliminary or final prospectuses to the holders of Restricted Shares that are being registered pursuant to this Article 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares; and

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          (g) furnish, at the request of any holder whose Restricted Shares are being registered pursuant to this Article 3, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article 3, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.
     3.8 Expenses. The Corporation shall pay all expenses incurred by the Corporation in complying with this Article 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of one counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of counsel for the holders of Restricted Shares that are being registered pursuant to this Article 3, which counsel has been appointed by the holders of a majority of such Restricted Shares); provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.
     3.9 Indemnification.
          (a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Article 3 or registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each

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such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof.
          (b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Article 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.
          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

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          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.
          (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Corporation, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.
     3.10 Assignment of Registration Rights. The rights to cause the Corporation to register Restricted Securities pursuant to this Section 3 may be assigned by an Investor to a transferee or assignee of Restricted Securities (for so long as such shares remain Restricted Securities) that is a member of such transferring Investor’s Group; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Corporation written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
     3.11 Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Article 3, the restrictions imposed by this Article 3 upon the transferability of any Restricted Securities shall cease and terminate when (a) any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof

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set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Article 3 have terminated, a holder of a certificate for Restricted Securities as to which such restrictions have terminated shall be entitled, upon request by such holder, to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Article 3.
     3.12 Standoff Provisions. No holder will sell any securities within 180 days (or the shortest period of time agreed to; provided that the Corporation uses its best efforts to obtain a similar standoff agreement from each officer, director and/or 1% holder) following the effective date of the Company’s initial public offering.
     3.13 Termination of Rights. The registration rights shall terminate as to any holder upon the earlier of (i) the date on which such holder holds less than 1% of the outstanding capital stock and all shares held by such holder can be resold pursuant to Rule 144 or (ii) five (5) years following the closing of the Corporation’s initial public offering.
ARTICLE 4
SECURITIES ACT REGISTRATION STATEMENTS
     Except for securities of the Corporation registered on Excluded Forms, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have given each holder of Restricted Securities written notice thereof. The Corporation further covenants that each holder of Restricted Securities shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such holder’s judgment should be included. In connection with any registration statement referred to in this Article 4, the Corporation shall indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Restricted Securities in Section 3.9 hereof. If, in connection with any such registration statement, any holder of Restricted Securities shall furnish written information to the Corporation expressly for use in the registration statement, then such holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Restricted Securities is required to indemnify such persons in Section 3.9 hereof.

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ARTICLE 5
VOTING AND ELECTION OF DIRECTORS
     5.1 Voting for Directors. At each annual meeting of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent to the election of directors, then, in each such event, each Original Stockholder and each Investor shall vote all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by such Original Stockholder or Investor, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:
          (a) to fix and maintain the number of directors on the Board of the Corporation at seven (7);
          (b) pursuant to Paragraph A.5(b)(i) of Article III of the Certificate, to elect to the Board one (1) director designated by HCV VI and HCV VIII (the “HCV Director”), who shall initially be Gus Lawlor;
          (c) pursuant to Paragraph A.5(b)(i) of Article III of the Certificate, to elect to the Board one (1) director designated by Sequel, who shall initially be Daniel Mitchell;
          (d) pursuant to Paragraph A.5(b)(i) of Article III of the Certificate, to elect to the Board one (1) director designated by TPGV (the “TPGV Director”), who shall initially be Geoff Duyk;
          (e) pursuant to Paragraph A.5(b)(i) of Article III of the Certificate, to elect to the Board one (1) director designated by Morgenthaler, who shall initially be Ralph Christoffersen;
          (f) pursuant to Paragraph A.5(b)(i) of Article III of the Certificate, to elect to the Board one (1) director designated by the holders of the Series D Preferred as an independent member to be nominated by the governance committee of the Board and approved by MDS Entities who hold Preferred Stock of the Company, Och-Ziff, HealthCare Investment Partners and Duquesne, which director shall initially be Henry Wendt; and
          (g) to elect to the Board one representative designated by a majority of the holders of the Corporation’s Common Stock, which representative shall be the then serving Chief Executive Officer of the Corporation, who shall initially be Kenneth Collins.
     5.2 Cooperation of the Corporation. The Corporation shall use its best efforts to effectuate the purposes of this Article 5, including promoting the adoption of any necessary amendment of the Bylaws of the Corporation and the Certificate.
     5.3 Notices. The Corporation shall provide the Investors with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Investors of the Corporation

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for a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to Section 5.1 above. Each of HCV VI, HCV VIII, Sequel, TPGV and Morgenthaler shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by it pursuant to Paragraph A.5(b)(i) of Article III of the Certificate and Section 5.1 above as nominees for election to the Board. In the absence of any notice from any of HCV VI, HCV VIII, Sequel, TPGV or Morgenthaler, the director(s) then serving and previously designated by HCV VI, HCV VIII, Sequel, TPGV or Morgenthaler, as applicable, shall be renominated.
     5.4 Removal. Except as otherwise provided in this Article 5, no Investor or Original Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Article 5 unless the party who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Investors shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Article 5 shall be filled by another person designated by the original Designating Party. Each Investor and Original Stockholder shall vote all voting shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable, of the Corporation and all other shares of voting stock of the Corporation owned or controlled by such Investor or Original Stockholder, respectively, in accordance with each such new designation, and no such vacancy shall be filled in the absence of a new designation by the original Designating Party.
     5.5 Duration of Article. This Article 5 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act pursuant to which (X) Common Stock is offered to the public at a price of at least $5.00 per share of Common Stock (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and (Y) the net proceeds to the Corporation are at least $25 million. Prior to such termination, the rights and obligations of any Investor to designate any member of the Board pursuant to this Article 5 shall terminate upon the date on which such Investor or the members of its Group, in the aggregate, no longer own 25% of the number of shares of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, together (as relevant to the particular Investor), such Investor originally purchased (as adjusted), whereupon the obligations of the remaining Investors to vote in favor of the designee of such Investor shall also terminate.
ARTICLE 6
RESTRICTIONS ON TRANSFER OF OFFERED SECURITIES BY HOLDERS
     6.1 Restrictions on Transfer.
          (a) Each Holder agrees that he will not make any Transfer of all or any portion of the Offered Securities held by such Holder unless and until:

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               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made pursuant to such registration statement; or
               (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Corporation, such Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such Offered Securities under the Securities Act. It is agreed that the Corporation will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.
          (b) Each Holder agrees that he will not engage in any Transfer or other transaction that will result in a change in the beneficial or record ownership of any Offered Securities held by the Holder, except in accordance with the rights of first refusal and of first offer of this Article 6, and any such Transfer of Offered Securities or attempted Transfer of Offered Securities in contravention of such rights shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever.
     6.2 Termination. The terms of this Article 6 shall terminate upon (and such termination shall be effective immediately prior to) the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act pursuant to which (X) Common Stock is offered to the public at a price of at least $5.00 per share of Common Stock (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and (Y) the net proceeds to the Corporation are at least $25 million.
     6.3 Right of First Refusal.
          (a) If any Holder proposes to Transfer to any person any Offered Securities in one or more related transactions (the “Proposed Sale”), such Holder (the “Seller”) shall promptly give written notice (the “Transfer Notice”) to the Corporation and to each of the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock at least 30 days prior to the execution of such Transfer. The Transfer Notice shall describe in reasonable detail the Proposed Sale, including, without limitation, the number and type of shares of Offered Securities to be transferred (the “Transfer Stock”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.
          (b) The Corporation shall have the right, exercisable upon written notice to the Seller within 10 days after receipt of the Transfer Notice, to purchase any or all of the Transfer Stock on the same terms and conditions as the Proposed Sale.
          (c) If the Corporation does not exercise its right of first refusal as to all of the Transfer Stock, the Seller shall give written notice thereof to each of the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and each of the holders

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of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall thereupon have the right, exercisable within 15 days after receipt of such notice, to purchase its pro rata share of all Transfer Stock on the same terms as the Proposed Sale.
          (d) If any holder of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (an “Exercising Investor”), but not all holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, exercises its right of first refusal as to its pro rata share of Transfer Stock, the Seller shall give written notice to the Exercising Investor and the Exercising Investor shall thereupon have a right of first refusal to purchase its pro rata share of Transfer Stock not purchased pursuant to paragraph (c) of this Section 6.3, exercisable within two days after receipt of such notice, on the same terms as the Proposed Sale.
          (e) If the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock do not exercise their right of first refusal as to all of the Transfer Stock not purchased by the Corporation, the Seller may consummate the Proposed Sale for the remainder of the Transfer Stock upon the terms set forth in the Transfer Notice (or on terms more favorable to Seller) within 30 days after the date of the last notice provided by Seller pursuant to this Section 6.3 or Seller may cancel the Proposed Sale. Any desired Transfer of Offered Securities after the termination of 30 days must first be offered to the Corporation pursuant to this Section 6.3.
     6.4 Exempt Transfers.
          (a) The requirements of Section 6.1 and the first refusal rights of the Corporation set forth in Section 6.3 shall not apply to (i) any pledge of Offered Securities made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest; (ii) any Transfer to the members of the Holder’s Family, or to trusts for the benefit of the Holder or members of the Holder’s Family, or to a partnership, limited liability company, or other entity all of the equity interests of which are held by one or more of the foregoing; (iii) a Transfer by a partnership to its partners or retired partners in accordance with their partnership interests; (iv) a Transfer by a Holder to an affiliate of such Holder (including an entity that is a member of such Holder’s Group); or (v) a Transfer by a limited liability company to its members or former members in accordance with their interests in the limited liability company; provided that in the event of any Transfer made pursuant to this Section 6.4(a), the pledgee, transferee, or donee shall furnish the Corporation with a written agreement to be bound by and comply with all of the obligations of this Agreement and the Holder shall give written notice to the Corporation prior to such transfer, which notice shall state the nature of the exemption relied upon for the transfer.
          (b) Notwithstanding the foregoing, the provisions of this Article 6 shall not apply to the sale of any Offered Securities (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act or (ii) to the Corporation.

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     6.5 Legends.
          (a) Each certificate representing Offered Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BOTH BE REASONABLY SATISFACTORY TO THE CORPORATION).
          (b) The Corporation shall be obligated to reissue unlegended certificates promptly upon the request of any holder thereof who proposes to dispose of such securities, if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Corporation) reasonably acceptable to the Corporation to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend.
          (c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Corporation of an order of the appropriate “Blue Sky” authority authorizing such removal.
ARTICLE 7
INDEMNIFICATION
     7.1 Indemnification of Investors. In the event that any Investor or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”) become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.
     7.2 Advancement of Expenses. The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time. If a court or arbitrator makes a judicial determination at a later date that the Indemnitee was not entitled to such indemnification, then such Indemnitee will refund to the Corporation an amount equal to the amount of the advances made to such Indemnitee.

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ARTICLE 8
REMEDIES
     In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding the generality of the foregoing, in the event that the Corporation breaches any of its covenants and/or agreements set forth herein, the Investors shall have the additional remedy, in their sole discretion, provided that such breach has not been cured by the later to occur of 15 days after receipt of notice of such breach by the Corporation or 30 days after the occurrence of such breach, of electing to immediately exercise their right of redemption set forth in Article III, Section A.4 of the Certificate, as provided therein, irrespective of whether such right of redemption otherwise is mature. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.
ARTICLE 9
SUCCESSORS AND ASSIGNS
     Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Investors and the respective successors and permitted assigns of the Corporation and each of the Investors. Subject to the requirements of Article 3 and Article 6 hereof, this Agreement and the rights and duties of the Investors set forth herein may be freely assigned, in whole or in part, by each Investor to any member of such Investor’s Group and to any other person or entity acquiring at least $50,000 of Restricted Securities, such value to be determined pursuant to the provisions set forth in Section A.6 of the Certificate. Any transferee (other than an Investor) to whom rights under Article 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this Article 9 will be thereafter deemed to be an Investor for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Article 9. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the approval of a majority of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding voting together as a single class.

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ARTICLE 10
DURATION OF AGREEMENT
     The rights and obligations of the Corporation and each Investor set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.
ARTICLE 11
ENTIRE AGREEMENT
     Except as set forth in Article 20, this Agreement supersedes any agreement, written or oral, relating to the subject matter hereof, including, without limitation, the Stockholders Agreement, dated December 6, 2000, by and among the Corporation, Charles McHenry, Nebojsa Janjic, the Regents of the University of Colorado and other stockholders of the Corporation who became party to such agreement subsequent to December 6, 2000, the Original Stockholders Agreement, the Restated Stockholders Agreement, the Second Restated Stockholders Agreement and the Third Restated Stockholders Agreement (collectively, the “Prior Agreements”). Upon the execution of this Agreement, all provisions of, rights granted and covenants made in the Prior Agreements are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all preemptive rights and rights of first refusal and any notice periods associated therewith otherwise applicable to the transactions contemplated by the Series D Stock Purchase Agreement; provided, however, that any claims and remedies for breach of the Prior Agreements shall survive until the applicable statutes of limitations of such claims and remedies expire, with the exception of any applicable claims or remedies with respect to any preemptive rights and rights of first refusal and any notice periods associated therewith applicable to the transactions contemplated by the Series D Stock Purchase Agreement. Other than as specifically set forth herein, there are no surviving rights, obligations, payments or commitments between the Corporation and any of the parties thereto pursuant to the Prior Agreements. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.
ARTICLE 12
NOTICES
     All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addresser listing all parties:
            (i) If to the Corporation, to:

35.

Replidyne, Inc.
1450 Infinite Drive
Louisville, CO 80027
Attention: Kenneth J. Collins
President and Chief Executive Officer
Telecopier: (303) 665-3455
with a copy to:
Cooley Godward LLP
380 Interlocken Crescent
Suite 900
Broomfield, CO 80021-8023
Attention: Jim Linfield, Esq.
Telecopier: (720) 566-4099
            (ii) If to the Investors, as set forth on Schedule 2.
with a copy to each of:
McCarter & English, LLP
100 Mulberry Street
Newark, NJ 07102
Attention: Jeffrey A. Baumel, Esq.
Telecopier: (973) 624-7070
Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Attention: Alan Mendelson, Esq.
Telecopier: (650) 463-2600
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention: Josh Korff, Esq.
Telecopier: (212) 446-4900
Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Laurence Weltman, Esq.
Telecopier: (212) 728-9278
Heller Ehrman LLP
275 Middlefield Road

36.

Menlo Park, CA 94025
Attention: Bruce Jenett, Esq.
Telecopier: (650) 324-6007
            (iii) If to a Holder, to
the address and facsimile then set forth on the stock
records of the Corporation.
All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.
ARTICLE 13
CHANGES
     Subject to compliance with applicable law, the terms and provisions of this Agreement may be modified or amended, and any of the provisions hereof waived, temporarily or permanently, only pursuant to the written consent of (i) the Corporation and (ii) the holders of a majority of the combined voting power of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, held by the Investors, calculated in accordance with Section A.5(a) of Article III of the Certificate; provided, that, to the extent any modification or amendment will affect one series of Preferred Stock in a manner that is adverse to another series of Preferred Stock, the written consent of the holders of a majority of the adversely affected series of Preferred Stock shall be required.
ARTICLE 14
COUNTERPARTS
     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
ARTICLE 15
HEADINGS
     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

37.

ARTICLE 16
NOUNS AND PRONOUNS
     Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.
ARTICLE 17
SEVERABILITY
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
ARTICLE 18
GOVERNING LAW
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.
ARTICLE 19
EFFECTIVENESS
     Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the Closing (as such term is defined in the Series D Stock Purchase Agreement).
ARTICLE 20
STOCK RESTRICTION AGREEMENT
     To the extent rights and obligations of any party pursuant to this Agreement are redundant or inconsistent with rights and obligations of such party pursuant to the Stock Restriction Agreement entered into by and among the Corporation, certain of the Investors, and certain of the Original Stockholders, dated February 20, 2002 (the “Stock Restriction Agreement”), the Stock Restriction Agreement shall control and supersede this Agreement as to that subject matter that is the source of the redundancy or inconsistency.

38.

ARTICLE 21
AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT
     The Third Restated Stockholders Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Corporation and the holders of a majority of the combined voting power of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, held by the Investors. Upon such execution, all provisions of, rights granted and covenants made in the Third Restated Stockholders Agreement are hereby waived, released and superseded in their entirety and shall have no further force and effect, including, without limitation, all preemptive rights and any notice period associated therewith otherwise applicable to the transactions contemplated by the Series D Stock Purchase Agreement.
[Remainder of page intentionally left blank]

39.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Stockholders Agreement effective as of the date first written herein.

CORPORATION:

REPLIDYNE, INC.

			By:	/s/ Kenneth J. Collins

Kenneth J. Collins
President and Chief Executive Officer

INVESTORS:

HEALTHCARE VENTURES VI, L.P				JOHNSON & JOHNSON
DEVELOPMENT CORP.

By:	HealthCare Partners VI, L.P., as
General Partner			By:

Ting Pau Oei
By:	/s/ Jeffrey B. Steinberg			Title:

Jeffrey B. Steinberg
Administrative Partner

SEQUEL LIMITED PARTNERSHIP III				SEQUEL ENTREPRENEURS’
FUND III, L.P.

By:	Sequel Venture Partners III, L.L.C., its		By:	Sequel Venture Partners III, L.L.C.,
	General Partner			its General Partner

	By:	/s/ Daniel Mitchell		By:	/s/ Daniel Mitchell

		Name: Daniel Mitchell Manager		Name: Daniel Mitchell Manager

MORGENTHALER PARTNERS, VII, L.P.				SMITHKLINE BEECHAM PLC

By:	Morgenthaler Management Partners,
VII, L.L.C., its Managing Partner

	By:	/s/ Robert C. Bellas, Jr.		By:

	Robert C. Bellas, Jr.			Title:
	Managing Member			Its:
Fourth Amended and Restated Stockholders Agreement

TPG VENTURES, L.P.		TPG BIOTECHNOLOGY PARTNERS, L.P.

By: TPG Ventures Genpar, L.P.		By: TPG Biotechnology Genpar, L.P.
By: TPG Ventures Advisors, LLC		By: TPG Biotech Advisors, LLC

By:	/s/ Jeffrey D. Ekberg		By:	/s/ Jeffrey D. Ekberg

	Jeffrey D. Ekberg			Jeffrey D. Ekberg
	Title: Vice President			Title: Vice President

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP		MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED PARTNERSHIP

By:	MDS Life Sciences Technology Fund II NC Limited Partnership, by its General Partner, MDS LSTF II (NCGP) Inc.	By:	MDS Life Sciences Technology Fund II NC Limited Partnership, by its General Partner, MDS LSTF II (QGP) Inc.

By:	/s/ R. Lockie	By:	/s/ G. Bedell

Name: R. Lockie		Name:	G. Bedell

By:	/s/ G. Bedell	By:	/s/ R. Lockie

Name:	G. Bedell Manager	Name:	R. Lockie Manager

MLII CO-INVESTMENT FUND NC LIMITED			OZ MASTER FUND, LTD.
PARTNERSHIP

By:	ML II Co-Investment Fund NC Limited Partnership, by its General Partner, MLII (NCGP) Inc.		BY:	OZ Management, L.L.C. its Investment Adviser

By:	/s/ R. Lockie		By:	/s/ Joel M. Frank

R. Lockie
its General Partner			Name:	Joel M. Frank

By:	/s/ G. Bedell		Title:	Chief Financial Officer

G. Bedell
Manager
Fourth Amended and Restated Stockholders Agreement

STEELER FUND, LTD.		HEALTHCARE INVESTMENT PARTNERS HOLDINGS II LLC
By:	Duquesne Capital Management, L.L.C.
its investment manager

		By:	/s/ Reid S. Perper

By:	/s/ Darren Martian	Name:	Reid S. Perper

Authorized Member
Name:	Darren Martian

Assistant Vice President
PERSEUS-SOROS
HEALTHCARE VENTURES VIII, L.P.		BIOPHARMACEUTICAL FUND, LP

By:	HealthCare Partners VIII, L.P.
	its General Partner	By:	/s/ Jay A. Schoenfarber

By:	HealthCare Partners VIII, LLC	Name:	Jay A. Schoenfarber
	its General Partner	Name:	Attorney-in-Fact

By:	/s/ Jeffrey B. Steinberg

Jeffrey B. Steinberg
Administrative Officer

QFINANCE, INC.		V-SCIENCES INVESTMENTS PTE LTD

By:	/s/ R. David Andrews	By:	/s/ S. Iswaran

S. Iswaran, Director
Name:	R. David Andrews

Title:	Vice President
Fourth Amended and Restated Stockholders Agreement

JUGGERNAUT FUND, L.P.		IRON CITY FUND, LTD.

By:	Duquesne Capital Management, L.L.C.	By:	Duquesne Capital Management, L.L.C.
	its investment manager		its investment manager

By:	/s/ Darren Martian	By:	/s/ Darren Martian

Name:	Darren Martian	Name:	Darren Martian
	Assistant Vice President		Assistant Vice President
Fourth Amended and Restated Stockholders Agreement

WARRANT HOLDERS:

GATX Ventures, Inc.	Transamerica Technology Financing Corporation

By:	By:

Title:	Title:
Its:	Its:

ORIGINAL STOCKHOLDERS:

/s/ Nebojsa Janjic

Charles McHenry, Ph.D.	Nebojsa Janjic, Ph.D.

REGENTS OF UNIVERSITY OF COLORADO

By:

Name:	Lawrence S. Melvin, Jr., Ph.D.
Title:

Wendy K. Acker	Jennifer C. Williams

/s/ Kenneth J. Collins

James M. Bullard	Kenneth J. Collins
Fourth Amended and Restated Stockholders Agreement

Schedule 1
Charles McHenry, Ph.D.
Nebojsa Janjic, Ph.D.
Regents of University of Colorado
Lawrence S. Melvin, Jr., Ph.D.
Wendy K. Acker
Jennifer C. Williams
James M. Bullard
Kenneth J. Collins
Fourth Amended and Restated Stockholders Agreement

Schedule 2
HealthCare Ventures VI, L.P.
44 Nassau Street
Princeton, NJ 08542
Attn: Jeffrey B. Steinberg
HealthCare Investment Partners
Holdings II LLC
4900 West Dry Creek Road
Healdsburg, CA 95448
Attn: Henry Wendt
HealthCare Ventures VIII, L.P.
44 Nassau Street
Princeton, NJ 08542
Attn: Jeffrey B. Steinberg
Iron City Fund, Ltd.
c/o Duquesne Capital Management
40 West 57th Street
25th Floor
New York, NY 10019
Attn: Kenan Turnacioglu
Johnson & Johnson Development Corporation
1 Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attn: Ting Pau Oei
Juggernaut Fund, L.P.
c/o Duquesne Capital Management
40 West 57th Street
25th Floor
New York, NY 10019
Attn: Kenan Turnacioglu
MDS Life Sciences Technology Fund II NC
Limited Partnership
435 Tasso Street
Suite 315
Palo Alto, CA 94301
Attn: Mike Callaghan
MDS Life Sciences Technology Fund II Quebec
Limited Partnership
435 Tasso Street
Suite 315
Palo Alto, CA 94301
Attn: Mike Callaghan
MLII Co-Investment Fund NC Limited
Partnership
435 Tasso Street
Suite 315
Palo Alto, CA 94301
Attn: Mike Callaghan
Morgenthaler Partners, VII, L.P.
4430 Arapahoe Ave., Suite 220
Boulder, CO 80303
Attn: Chris Christoffersen
OZ Master Fund, Ltd.
9 West 57th Street
39th Floor
New York, NY 10019
Attn: James Mackey
Perseus-Soros Biopharmaceutical Fund, LP
888 Seventh Avenue, 29th Floor
New York, NY 10106
Attn: Adele Murray
QFinance, Inc.
P.O. Box 13979
Research Triangle Park, NC 27709
Attn: Jonathan Tunnicliffe
Sequel Entrepreneurs’ Fund III, L.P.
4430 Arapahoe Ave., Suite 220
Boulder, CO 80303
Attn: John Greff
Sequel Limited Partnership III
4430 Arapahoe Ave., Suite 220
Boulder, CO 80303
Attn: John Greff
Fourth Amended and Restated Stockholders Agreement

SmithKline Beecham plc
980 Great West Road
Brentford, Middlesex
England TW8 9GS
Attn: Corporate Secretariat
Steeler Fund, Ltd.
c/o Duquesne Capital Management
40 West 57th Street
25th Floor
New York, NY 10019
Attn: Kenan Turnacioglu
TPG Biotechnology Partners, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attn: Geoff Duyk
TPG Ventures, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attn: Geoff Duyk
V-Sciences Investments Pte Ltd.
60B Orchard Rd.
#06-18 Tower Two
Singapore 238891
Attn: S. Iswaran
Fourth Amended and Restated Stockholders Agreement

Schedule 3
GATX Ventures, Inc.
3687 Mt. Diablo Blvd., Suite 200
Lafayette, CA 94549
Attn: Director of Finance
Transamerica Technology Financing Corporation
76 Batterson Park Road
Farmington, CT 06032
Attn: Legal Department
Fourth Amended and Restated Stockholders Agreement

REPLIDYNE, INC.
FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     This First Amendment to the Fourth Amended and Restated Stockholders Agreement dated as of August 17, 2005 (the “Stockholders Agreement”), is entered into as of the 7th day of March, 2006, by and among Replidyne, Inc. (the “Company”) and the parties named on the signature pages hereto.
Recitals
     Whereas, the Company proposes to increase the size of the board of directors of the Company to eight (8) members;
     Whereas, pursuant to Article 13 of the Stockholders Agreement, the Stockholders Agreement may be amended with the written consent of the Company and the holders of a majority of the combined voting power of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, held by the Investors (as defined in the Stockholders Agreement) (the “Required Holders”); and
     Whereas, the undersigned constitute the Required Holders.
     Now, Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:
1.	Capitalized Terms. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Stockholders Agreement.

2.	Amendment.
     2.1 Section 5.1(a) of the Stockholders Agreement shall be amended in its entirety to read as follows:
“(a) to fix and maintain the number of directors on the Board of the Corporation at eight (8).”
     2.2 Section 5.1(h) shall be added to the Stockholders Agreement which shall read as follows:
“(h) to elect to the Board one independent director approved by a majority of the other directors then serving.”

3.	Miscellaneous
(a)	This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(b)	All other terms and conditions of the Stockholders Agreement shall remain in full force and effect.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

     In Witness Whereof, the parties hereto have executed this First Amendment to the Fourth Amended and Restated Stockholders Agreement as of the date set forth in the first paragraph hereof.

Replidyne, Inc.			HealthCare Ventures VI, L.P.
1450 Infinite Drive
Louisville, CO 80027		By:	HealthCare Partners VI, L.P.
Its: General Partner

By:	/s/ Kenneth J. Collins

	Kenneth J. Collins		By:	/s/ Augustine Lawlor

	Chief Executive Officer		Name:	Augustine Lawlor

			Title:	General Partner

HealthCare Investment
Partners Holdings II LLC

			By:	/s/ Henry Wendt III

			Name:	Henry Wendt III

			Title:	Partner

Sequel Limited Partnership III
Sequel Entrepreneurs’ Fund
III, L.P.

			By:	Sequel Venture Partners III, L.L.C.

			Its:	General Partner

			By:	/s/ Daniel Mitchell

			Name:	Daniel Mitchell

Title:

3

Morgenthaler Partners, VII, L.P.

By:	Morgenthaler Management Partners VII, L.L.C.
Its:	Managing Partner

By:	/s/ Robert C. Bellas, Jr.

Name:	Robert C. Bellas, Jr.

Title:	General Partner

TPG Ventures, L.P.

By:	TPG Ventures Genpar, L.P.
By:	TPG Ventures Advisors, LLC

By:	/s/ Jeffrey D. Ekberg

Name:	Jeffrey D. Ekberg

Title:	Vice President

TPG Biotechnology Partners, L.P.

By:	TPG Biotechnology Genpar, L.P.
By:	TPG Biotech Advisors, LLC

By:	/s/ Jeffrey D. Ekberg

Name:	Jeffrey D. Ekberg

Title:	Vice President

Perseus-Soros
Biopharmaceutical Fund, LP

By:	/s/ Jay A. Schoenfarber

Name:	Jay A. Schoenfarber

Title:	Attorney-in-Fact

4